COUNTRY Growth Fund, Inc.
Minutes of Annual Meeting of Shareholders
October 29, 2001




                            COUNTRY GROWTH FUND, INC.

                    MINUTES OF ANNUAL MEETING OF SHAREHOLDERS

                            HELD ON OCTOBER 29, 2001



The 30th Annual Meeting of Shareholders of COUNTRY Growth Fund, Inc. was held on Monday, October 29, 2001 beginning at 10:30 a.m. in the Illinois Agricultural Association Building, 1701 N. Towanda Avenue, Bloomington, Illinois, pursuant to notice duly given.

Ronald R. Warfield, President, served as chairman of the meeting. Paul M. Harmon, Secretary, served as secretary.


Report of Notice
Mr. Harmon presented and read the Secretary's Notice of the Annual Meeting and Affidavit of Mailing. Said Notice and Affidavit are inserted in the minute book immediately following the minutes of this meeting.

Mr. Harmon announced that as of August 31, 2001, there were 8,026,217.258 shares outstanding. The total number of shares represented by proxy at this meeting was 6,887,460.551. A majority of the outstanding stock would be 4,013,109.629. The number of shares required to have 2/3 majority vote would be 5,377,565.563. All shareholders present voted by proxy.

The chairman declared that proper notice having been given and a quorum being present, the meeting was open for the transaction of business.


Minutes
Mr. Harmon stated that copies of the minutes of the Annual Meeting of Shareholders of COUNTRY Growth Fund, Inc. held on September 30, 1996 had been distributed to those in attendance at this meeting and suggested that they not be read.

It was moved, seconded and unanimously carried that the reading of the minutes be dispensed with and that said minutes be approved as presented.


Treasurer's Report
David Magers, Treasurer, presented the Treasurer's Report of the Fund for the fiscal year ended June 30, 2001. This report is contained in the Fund's Annual Report to Shareholders.

It was moved, seconded and unanimously carried that the Treasurer's Report be received and the Annual Report to Shareholders be placed on file as Exhibit "A" to the minutes of this meeting.

Investment Advisors' Report
Mr. Warfield presented the Investment Advisors' Report to Shareholders. This report was set forth in the Annual Report to Shareholders.

Voting
Mr. Warfield announced there were six matters to be voted upon:

     1.   The approval of the Agreement and Plan of Reorganization.

     2a. The approval of changes to the Fundamental Investment Restriction regarding borrowing for the Fund.

     2b. The approval of changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund.

     2c. The approval of changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund.

     2e. The approval of changes to the Fundamental Investment Restriction regarding limitation on investments in any one issuer for the Fund.

     3.   The election of seven directors of the Fund.

Mr. Warfield called upon Mr. Harmon to explain the procedures to be used in voting.

Following the explanation of the voting procedures, it was moved, seconded and unanimously carried that the chairman be given authority to appoint two tellers for the purpose of canvassing the votes and tabulating ballots for the election.

The chairman announced the appointment of Donna Nelson and Lynda Schilkofski as tellers for this Annual Meeting.



Voting - Item No. 1
The chairman stated it was necessary for the shareholders to vote for or against the proposal to approve the Agreement and Plan of Reorganization of the Fund as a series of a Delaware business trust. The following resolution was presented:

     RESOLVED, that the recommendation to approve the Agreement and Plan of Reorganization of the Fund as a series of a Delaware business trust is hereby approved.

It was moved and seconded that the foregoing resolution be adopted. Mr. Warfield stated that the shareholders would vote upon the resolution by ballot.



Voting - Item No. 2a
The chairman stated it was necessary for the shareholders to vote for or against the proposal for changes to the Fundamental Investment Restriction regarding borrowing for the Fund. The following resolution was presented:

     RESOLVED, that the recommendation to approve changes to the Fundamental Investment Restriction regarding borrowing for the Fund is hereby approved.

It was moved and seconded that the foregoing resolution be adopted. Mr. Warfield stated that the shareholders would vote upon the resolution by ballot.



Voting - Item No. 2b
The chairman stated it was necessary for the shareholders to vote for or against the proposal for changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund. The following resolution was presented:

     RESOLVED, that the recommendation to approve changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund is hereby approved.

It was moved and seconded that the foregoing resolution be adopted. Mr. Warfield stated that the shareholders would vote upon the resolution by ballot.



Voting - Item No. 2c
The chairman stated it was necessary for the shareholders to vote for or against the proposal for changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund. The following resolution was presented:


     RESOLVED, that the recommendation to approve changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund is hereby approved.

It was moved and seconded that the foregoing resolution be adopted. Mr. Warfield stated that the shareholders would vote upon the resolution by ballot.



Voting - Item No. 2e
The chairman stated it was necessary for the shareholders to vote for or against the proposal for changes to the Fundamental Investment Restriction regarding limitation on investments in any one issuer for the Fund. The following resolution was presented:

     RESOLVED, that the recommendation to approve changes to the Fundamental Investment Restriction regarding limitation on investments in any one issuer for the Fund is hereby approved.

It was moved and seconded that the foregoing resolution be adopted. Mr. Warfield stated that the shareholders would vote upon the resolution by ballot.



Voting - Item No. 3
The chairman called for nominations for the election of directors until the next Meeting of Shareholders called for this purpose or until their successors are elected and qualified. Richard Miller nominated the following persons for election to the Board for the coming year: Ronald R. Warfield, Robert L. Phelps, Charlot R. Cole, Nancy J. Erickson, Ailene Miller, Wendell L. Shauman, and Roger
D. Grace.

The chairman asked for additional nominations from the floor. There being no further nominations, the chairman declared that the nominations were closed. Mr. Warfield stated that the shareholders would vote upon the election of directors by ballot.

The chairman requested that the shareholders cast their ballots.

Report of Tellers
Upon completion of the tabulation of votes, the tellers presented a certificate showing the results of the voting. Mr. Harmon read the Certificate of Tellers which is attached to these minutes marked Exhibit "B".

The chairman announced the resolution to approve the Agreement and Plan of Reorganization of the Fund as a series of a Delaware business trust had been approved by 2/3 of the shareholders present in person or by proxy and that said resolution, heretofore moved and seconded, was carried.

The chairman announced the resolution to approve changes to the Fundamental Investment Restriction regarding borrowing for the Fund had been approved by a majority of the shareholders present in person or by proxy and that said resolution, heretofore moved and seconded, was carried.

The chairman announced the resolution to approve changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund had been approved by a majority of the shareholders present in person or by proxy and that said resolution, heretofore moved and seconded, was carried.

The chairman announced the resolution to approve changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund had been approved by a majority of the shareholders present in person or by proxy and that said resolution, heretofore moved and seconded, was carried.

The chairman announced the resolution to approve changes to the Fundamental Investment Restriction regarding limitation on investments in any one issuer for the Fund had been approved by a majority of the shareholders present in person or by proxy and that said resolution, heretofore moved and seconded, was carried.

The chairman announced that the following persons, namely, Ronald R. Warfield, Robert L. Phelps, Charlot R. Cole, Nancy J. Erickson, Ailene Miller, Wendell L. Shauman, and Roger D. Grace had been elected as directors of COUNTRY Growth Fund, Inc., to hold office until the next Meeting of Shareholders and until their respective successors are elected and qualified.

There being no further business to come before the meeting, upon a motion duly made, seconded and unanimously carried, the meeting adjourned at 10:50 a.m.



----------------------------------------
Paul M. Harmon, Secretary



                                   EXHIBIT "A"
                             CERTIFICATE OF TELLERS
                            COUNTRY Growth Fund, Inc.
                                October 29, 2001



THE UNDERSIGNED, duly appointed tellers for the October 29, 2001, Shareholder Meeting of COUNTRY Growth Fund, Inc., hereby certify:

1. The Shareholder Meeting of the Shareholders of COUNTRY Growth Fund, Inc. was held on October 29, 2001, at 10:30 a.m., Board of Directors room of the Illinois Agricultural Association(R)building, 1701 N. Towanda Avenue, Bloomington, Illinois.

2. The number of shares of common stock issued and outstanding and entitled to vote for the election of directors and on the proposed resolutions is 8,026,217.258.

3. There were present at said meeting, in person or by proxy, shareholders of the corporation who were the holders of 6,877,460,551 shares of common stock, or 85.812% of the total shares outstanding, which constituted a quorum.

4. We received the votes of the shareholders of the corporation by ballot, in person or by proxy.

5. We canvassed the votes so cast and the results of such voting were as follows:


     (1) The votes cast upon the resolution regarding the approval of the Agreement and Plan of Reorganization of the Fund were as follows:

         Number of Votes

         6,827,091.289 For        The resolution for the approval
         -------------            of the Agreement and Plan of
            19,472.754 Against    Reorganization of the Fund as
         -------------            a Series of a Delaware business trust.
            40,896.508 Abstain
         -------------


The votes cast for this resolution constituted 2/3 of the outstanding shares of common stock.


     Exhibit "A" - Page Two


     (2a) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding borrowing for the Fund were as follows:

         Number of Votes

         6,825,328.390 For        The resolution for the approval
         -------------            of changes to the Fundamental Investment
            24,489.257 Against    Restriction regarding borrowing for the Fund.
         -------------
            36,642.904 Abstain
         -------------

The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.



     (2b) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding underwriting of securities for the Fund were as follows:

          Number of Votes

         6,836,695.862 For        The resolution for the approval
          -------------           of changes to the Fundamental Investment
            14,686.293 Against    Restriction regarding underwriting of
            36,078.396 Abstain    securities for the Fund.


The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.

Exhibit "A" - Page Three

     (2c) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding purchase of real estate, commodities and commodity contracts for the Fund were as follows:

         Number of Votes

         6,828,408.208 For        The resolution for the approval
         -------------            of changes to the Fundamental Investment
            24,994.187 Against    Restriction regarding purchase of real estate,
         -------------            commodities and commodity contracts for the
            34,058.156 Abstain    Fund.
         -------------


The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.



     (2e) The votes cast upon the resolution regarding the approval of changes to the Fundamental Investment Restriction regarding limitation on investments in any one issuer for the Fund were as follows:

         Number of Votes

         6,826,881.281 For        The resolution for the approval
         -------------            of changes to the Fundamental Investment
            19,725.472 Against    Restriction regarding limitation on
         -------------            investments in any one issuer for the Fund.
            40,853.798 Abstain
         -------------

The votes cast for this resolution constituted a majority of the outstanding shares of common stock, meaning the lesser of (1) 67% of the outstanding shares present at the meeting; or (2) more than 50% of the Fund's outstanding shares.


Exhibit "A" - Page Four


(3) For Directors of the Fund, the following received the number of votes set forth opposite their respective names:

         Ronald R. Warfield                     6,841,679.447
                                                -------------
         Robert L. Phelps                       6,841,244.785
                                                -------------
         Charlot R. Cole                        6,841,484.899
                                                -------------
         Nancy J. Erickson                      6,815,281.939
                                                -------------
         Ailene Miller                          6,842,519.386
                                                -------------
         Wendell L. Shauman                     6,840,143.852
                                                -------------
         Roger D. Grace                         6,838,944.353
                                                -------------

          350,925.131 shares were represented by proxy wherein authority to vote for directors was withheld by the shareholders.


          The following persons received the vote of the holders of a plurality of the outstanding shares of common stock:

               Ronald R. Warfield, Robert L. Phelps, Charlot R. Cole, Nancy J. Erickson, Ailene Miller, Wendell L. Shauman, Roger D. Grace






Date:  October 29, 2001                  /s/ Donna Nelson
       ----------------                      ----------------
       Bloomington, Illinois                 Donna Nelson

                                         /s/ Lynda Schilkofski
                                             ---------------------
                                             Lynda Schilkofski